Conference Call Transcript

Q4 2003 BriteSmile Earnings Conference Call
March 15, 2004 4:15 p.m. ET


Conference Call Services 1-800-665-8642 transcripts@callrci.comwww.callrci.com

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CORPORATE PARTICIPANTS


John Reed
BriteSmile CEO

Bruce Fleming
BriteSmile - incoming CEO

Julian Feneley
BriteSmile, President

John Dong
BriteSmile - CFO

Kelly Sullivan
BriteSmile

CONFERENCE CALL PARTICIPANTS

Andrew May
San Jacinto Securities

Kammy Moalemzadeh
Arcadia Investment Partners

Les Overway
private investor

Benny Lorento
Aspira Capital Management

PRESENTATION

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Operator

Good afternoon, and welcome ladies and gentlemen to the BriteSmile 2003 fourth quarter earnings call. At this time I would like to inform that this conference is being recorded and that all participants are in a listen only mode. At the request of the company, we will open up the conference for questions and answers after the presentation. I will now turn the conference over to Kelly Sullivan. Please go ahead, Kelly.

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Kelly Sullivan - BriteSmile

Thank you. Good afternoon and welcome to the BriteSmile fourth quarter and year-end conference call. Thank you [inaudible] If you have not received a copy of today's [inaudible] find it on company's web site at www.Britesmile.com, b-r-i-t-e-smile.com, within the company section of the site. You may also call Judy Lee at 212-515-1920. Joining the call today is John Reed, Chief Executive Officer; Bruce Fleming, incoming CEO; Julian Feneley, President; and John Dong, Chief Financial Officer.

Before we begin, I would like to remind everyone that comments made in today's call may contain forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statement using the terms "believe" "anticipate" or similar expressions are forward-looking statements. For a more detailed understanding of the risks and uncertainties associated with BriteSmile, I would refer you to the most recent copies of the company's 10-K and 10-Q. Now I'll turn the call over to BriteSmile CEO, John Reed, for an update on the company's performance. The line will be open to questions following his brief remarks. John.

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John Reed - BriteSmile CEO

Thank you, Kelly. Today's listeners, a big thank you for attending today's call.


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The call we've broken up into four major parts. We'll cover first a quick summary of the fourth quarter of '03, the total year will follow which will be a synopsis of the 10-K, and then give some guidance on forward projections. And the last piece will be questions and answers

Let me start with a fourth quarter review. I'll cover the numbers and highlights and Julian Feneley will make some financial comments. So here we go on the fourth quarter of 2003 versus fourth quarter 2002. In terms of procedures that were done in the quarter, 41,835 this year, 37,284 last year or plus 12.2 percent. In terms of revenue for the quarter, 12.4 million versus last year's
9.0 for a plus 37.8 percent. Expenses for the fourth quarter, which includes all adjustments, 17.9 million versus last year's 16.1. Operating income, less depreciation, was minus 3.3 million versus minus 4.5 million for a 27.5 percent improvement. Net income was a negative 5.5 million versus a negative 7.0 million last year for an improvement of 22 percent against last year. Loss per share was a negative 81 cents versus $1.21 last year or an improvement of 33 percent. In terms of comparability, which is always a question, our wholly owned centers were up for the quarter 41.8 percent which is the key comparable number on a this year/last year basis. And the total associated centers were up 33.5 percent against last year.

Now to fourth quarter highlights, sales increased by 38 percent over last year in the fourth quarter, cash on hand at the end of December was 6.7 million plus a line of credit of 900,000 or 7.6 million availability. Cash on hand as of 3/1/04, March 1st is identical, 6.7 plus 900,000 in line of credit for a total of 7.6 million. Debt reduction was 14 million in the quarter. For the year it was 15.3 million. We did raise 8.5 million in the month of December. We introduced BriteSmile To Go on 10-13, which gave us 2.4 million in sales. We rolled out the Magic Mirror from September through December 1,000 units. These were given away as reinforcers of productivity for our associated centers as well as our own centers. We did announce the senior management transition which places Bruce Fleming, who's been with us now for a year and eight months, as the new CEO as of 4/1 this year. Our new President, Dr. Julian Feneley, started with us on February 1st and I'm retiring as of the 1st of April. We constructed Soho in the fourth quarter, which opened on 3/1 and really results have been outstanding. We eliminated the key card promotion at the end of each quarter in December in favor of every day low price and we closed our Honolulu store at the end of January of 2004.

Now over to Julian for some financial comments.

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Julian Feneley - BriteSmile, President

Thank you, John. I'd just like to add a couple of observations to the Q4 numbers. In Q4 we made significant non-recurring accruals for future expenses and incurred non-recurring non-cash items that together totaled 0.8 million. This is a number that you can apply against the reported fourth quarter loss from operations of 5 million. In addition in Q4 the cost of sales increased over the prior year period in part due to the one-time selling costs of launching our new products, the Magic Mirror and BTG. These were non-reccurring costs, they inflated the reported fourth quarter operating occupancy costs of 5.2 million. Let me hand the call back to John to go through the full year numbers.

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John Reed - BriteSmile - CEO

OK kind of the same drill for the full year of 2003 against the same period of 2002. In terms of procedures for the full year, we came in at 163,857 versus the previous year of 156,297 or plus 4.8 percent. In terms of revenue, 43.8 million against last year 39.3 or plus 11.5 percent. In terms of expenses, total - subtotal expenses were 59.0 against 58.0 a year ago or 1.8 percent above in terms of total expense. Operating income, less depreciation, was a negative 7.4 million versus a negative 11 million for a 30 percent improvement. Net income was a negative 15.2 million versus 18.8 million a year ago or an 18.8 percent improvement. Earnings per share were negative $2.25 against $3.14 last year, a negative 3.14 or a 28 percent improvement. In terms of our platform, we held to 14 centers constant throughout the year, no change in our centers. The number of associated centers went from 4,496 to 4,966 or an increase of 500 or 10 percent


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in terms of associated centers both international and domestic combined.

Let me go through now the highlights of '03. The revenue growth all came in the second half with a 50 percent increase in the third quarter and 38 percent in the fourth quarter. New products, BriteSmile To Go and Magic Mirror contributed
2.7 million of the 4.5 million sales growth or 60 percent of the sales growth. The balance of the growth was organic, primarily in light activated procedures. A particular note was the BriteSmile center with comparable sales growth in the third and fourth quarter was at 41 percent for each quarter. That's center over center same store growth. We added the US Shein distribution network in Q3 for BriteSmile To Go in retail products. Our operating occupancy costs were over the last year by 3.1 million, all of which is in costs of goods or 3.2 million increase. The actual shop operating cost was 100,000 below the year 2002 for operation of shops. The increase in cost of good is attributed to the Magic Mirror. Inventory valuation adjustments, non-cash and BriteSmile To Go start-up inventory. We have excellent momentum going into '04 with a 38 percent increase in the fourth quarter and excellent start to our Soho opening as of 3/1.

Now I'll let Bruce comment on the operating and marketing summary.

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Bruce Fleming - BriteSmile - incoming CEO

Thanks, John. As John pointed out, we ended the year with fourth quarter growth that was very encouraging. So was our progress in expense control. When we distill it all, we're growing the top line while spending less. Now here's a key fact regarding our marketing efficiency. As I've said in past earnings calls, we keep a close eye on revenue per marketing dollar spent. In Q4 we achieved $4.86 in revenue for every dollar spent in marketing. This $4.86 compares to $2.81 in the year ago quarter or a 73 percent improvement in spending efficiency. On a total year basis, our improvement was up 69 percent as well.

So how are we doing this? First, we fine tuned our media plan to focus on major markets. We're feeding the strong markets. Second, we've concentrated on radio to develop strong communication frequency in those major markets. Our DJ testimonials continue to resonate with consumers. Third, we aim for continuous improvement in our call center and direct marketing efforts. Conversions are up, data capture is up. We continue to build a more robust recontact program to market directly to past clients and also to respond to non-buyers. And finally, we're executing on our new product plan and new distribution. New products will help us sell more to each existing customer while they'll also help us build distribution. These efforts contribute to our revenue base and make our spending that much more efficient.

Now that I've spoken about efficiency, let me elaborate a little bit on growth. On a total year basis we experienced growth in all business units and we finished the year with good momentum. John reported that quarter four sales were up 37.8 percent in total versus year ago. Versus the year ago quarter, company-owned centers were up 41.5 percent. Associated centers, domestically and internationally, combined were up 34.5 percent. So all the units are growing as we introduce the new products and that was our intent when we launched BriteSmile To Go. BriteSmile To Go, the personal whitening pen, is now being sold in close to 4,000 dental offices across the country, on the web and of course in all our spas. We're receiving great consumer feedback. People are struck by its ease of use, its portability and its efficacy. The public relations pickup for this product has been excellent. It's been featured on "Good Morning America," "Good Housekeeping," "Essence," "Red Book," "Glamour," "Teen Vogue," on reality shows like "Starting Over" and "America's Next Top Model." In fact, we'll be featured on "America's Next Top Model" again tomorrow night, March 16th, on the UPN Network. We've got a winner with this product. It's BriteSmile on training wheels. It will bring more people into our franchise as we're true to our brand image. It's easy, it's the one that works. We'll find more ways to expand its distribution and our brand presence.

One final point in the USA our distribution footprint was held constant year on year as we focused on productivity. This makes our results that much more


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gratifying to us. Our challenge now is to expand distribution in an intelligent way.

So in summary, we focused on one, marketing efficiency; two, new products. And as we move forward we're going to follow this recipe but we're going to add a third element and that's distribution scale. Back over to Julian.

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Julian Feneley - BriteSmile, President

Thank you, Bruce. A quick observation on the cash flow for the full year, looking at the full year financial performance, our cash used in operating activities was a negative 2.2 million for 2003. That's a significant improvement over the outflow in 2002 of 7.6 million.

Turning to business development, aside from BTG and Magic Mirror, the other key initiatives from 2003 to mention are the creation of BriteSmile Development, Inc. This was formed to conduct the research and development activities of BriteSmile. We continue to conduct trials to develop and prove the superior efficacy of our technology. In 2003, the "Journal of the American Dental Association" published the first study that conclusively demonstrated that light and gel together have a synergistic, rather than cumulative, effect on whitening. And the technology they used for that study was BriteSmile. This study also identified an ancillary benefit of the BriteSmile procedure, that of a sustained improvement in the gum health of individuals who receive the procedure. We're currently conducting research in this area and believe that, while at an early stage, it holds potential for us in terms of future product developments. This research activity contributed to the increase in R&D spending for the year from 923,000 in 2002 to 1.4 million in 2003.

Also during 2003 BriteSmile acquired a portfolio of over 80 patents and patent applications relating largely to teeth whitening. In particular, included in this portfolio are method of use and composition patents relating to compositions used for teeth whitening that date back to 1995 which, in our assessment, occupy the sweet spot in terms of those chemical characteristics of the gel that prescribe for high efficacy, low sensitivity, and short term to noticability. Cost of this acquisition totaled 6.4 million, of which 1.8 million was paid in cash in 2003. Another 800,000 will be paid in cash in 2004 with the remainder being paid during 2003 in shares.

As we look forward to 2004, we're looking to grow our footprint, both in the US and in international and in terms of our centers and our associated centers. Let me hand back the call to John.

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John Reed - BriteSmile CEO

OK thank you, Julian. The last piece of this call is something called guidance, which many of you have asked for over the last several years. So we'll give you what we have at this moment in time. The first quarter that we're in right now, we expect to have a revenue increase in excess of 25 percent over the previous year. Point two, we expect to fully be cash flow positive for the first half of 2004. You mentioned the same on the last call. Soho in New York opened on 3/1 with a very encouraging, positive opening and a very high revenue run rate in position as our number two center at the is point. Point number three, we are near completion in negotiating space for two new BriteSmile centers to open in the third and fourth quarter of this year located in markets where we already have centers, causing no additional revenue spent on advertising.

Ladies and gentlemen, that concludes our call. We are now open to any and all questions. Thank you.

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Operator

Thank you, sir. The question and answer session will begin at this time. If you are using a speaker phone, please pick up the handset before pressing any numbers. Should you have a question, please press star, one on your push button telephone. If you wish to withdraw your question, please press star, two. Your question will be taken in the order that it is received. Please stand by for your first question. Our first question comes from Andrew May with San Jacinto


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Securities. Please state your question.

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Andrew May - San Jacinto Securities

Good afternoon, gentlemen. How are you doing? I have a couple of questions. The first one is to Bruce. You mentioned increasing distribution. Perhaps you could go into that. And then the second question is for Julian. In the 5.2 million of the occupancy, operating occupancy costs you said was inflated because of the startup expense of Soho. Do you have an exact number on that? And I'll just take the numbers offline.

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Bruce Fleming - BriteSmile - incoming CEO

Andrew, I'll take the distribution question first. John alluded to the fact that we're negotiating space for two new spa locations which we think are prime locations and they will be located in area that we currently advertise so we'll be able to amortize our current advertising expense. We see in the next 18 months continued growth of our spa locations as well as associated centers in the US and abroad. I do not want to give you a specific number at this time.

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Julian Feneley - BriteSmile, President

Andrew, I can - the question you asked me, the operating occupancy costs in Q4 2003 were 5.2 million, that was up from 3.45 million in Q4 2002. A large part of that increase was due to the selling of a new product, Magic Mirror and BTG. It wasn't the Soho-

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Andrew May - San Jacinto Securities

OK.

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Bruce Fleming - BriteSmile - incoming CEO

I'd make one other comment on the distribution. On BriteSmile To Go, we have a great opportunity to expand our distribution presence in high profile venues and we're looking to do that right now. [crosstalk] spas beyond our associated centers, again locations that will be consistent with our brand imagery.

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Andrew May - San Jacinto Securities

I appreciate it.  Thank  you.

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Operator

If there are no further questions, I will turn the conference back to Kelly.

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Bruce Fleming - BriteSmile - incoming CEO

Kelly? OK, we're sure there are no more further questions? If not, thank you very much. Hang on, one coming in.

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Operator

We do have a question from Kammy [sic] please state your question.

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Kammy Moalemzadeh - Arcadia Investment Partners

Hi, I was wondering if you could discuss pricing trends. You mentioned that there was a 12 percent growth in total number of procedures in the fourth quarter. How would you characterize pricing per procedure if you had to look at it either on an aggregate basis of international versus domestic.

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Bruce Fleming - BriteSmile - incoming CEO

Well good question but let me kind of give you the relevance of that. Our increase in procedures, we had 20 percent increase in procedures in our own centers, our wholly-owned centers. But those number of procedures obviously are only 1/4 of the number of procedures we do. That's coming back to price. Price was stabilized and has been stabilized really for the last year at $600 per procedure, less any promotional discounts for pre-pay that we would offer. So the stabilization price has been pretty much apples to apples. We have not discounted above our pre-paid procedure fee in the marketplace the last several years. I don't know if that answers your question or not but that's the answer to the question I heard. If anything, there does not seem to be much price elasticity and we've been able to reduce our discounts to the consumer and increase the effective cost to the consumer at our spas. And that's pretty encouraging as this market grows.

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Operator

Thank you. Our next question comes from Les Overway, a private investor. Please state your question.

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Les Overway - private investor

John, I wish you well in your retirement.

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John Reed - BriteSmile CEO

Thank you, Les.

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Les Overway - private investor

My question is on BriteSmile to go, can you give me some indication of how the thing is doing relative to your expectations? The numbers sound encouraging but I don't know if it's high or low.

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John Reed - BriteSmile CEO

Well Les, let me answer exactly for you or specifically. The number for the fourth quarter and certainly for the first quarter of this year are not exactly what we planned. It's not coming in the same channels. We have some plusses and some minus in channels but the number in aggregate is about the exact same number that we had planned in dollars. Having said that, it is coming in different channels about what we expected in terms of plusses and minuses.

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Les Overway - private investor

Are you seeing anything in the current quarter that gives you encouragement that you may be able to exceed objectives?

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John Reed - BriteSmile CEO

I think we are seeing something in this quarter, Les, which is potential new distribution. And I really can't- not at liberty to speak about that right now but we may have some sizeable potential new distribution on BriteSmile To Go. So too early to call but it looks like it's highly possible.

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Les Overway - private investor

One final question and you might not be able to answer the is one. But are you making any progress with the gum healthy product and can you give some indication of when you think that one might be ready for market?

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John Reed - BriteSmile CEO

Let me ask Julian to answer that question because he's been on top of that since


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the get-go.

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Julian Feneley - BriteSmile, President

To be fair, we're at a pretty early stage. The observations of the study were fairly conclusive and we've replicated those in another study. But now we're at the stage of actually looking as to why that benefit occurs. And that research is currently in the phase between in vitro and in vivo. So it's pretty early for us to say what we think is going to happen in terms of developing a product for consumers.

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Les Overway - private investor

So we should be thinking in terms of years as opposed to months, is that right?

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Julian Feneley - BriteSmile, President

Definitely, yes.

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Les Overway - private investor

OK. Thank you very much, guys.

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Operator

Thank you. Our next question comes from Benny Lorento. Please state your question.

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Benny Lorento - Aspira Capital Management

Yes, thank you very much. I was wondering if you could talk about your operating expenses, are you going to be able to sort of hold them pretty flat for the rest of the year or what's your thought there? And the second question is, if you could give us some color on what the break even revenue point is.

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John Reed - BriteSmile CEO

OK I'll try to answer the question as best I can. Is this Benny? OK in terms of operating expenses we really have three classes of expenses: cost of goods, operating and then SG&A. In terms of those three, obviously the SG&A is the biggest. We will be able to continue to reduce SG&A. We reduced it by, over three years, by $10 million, a little more than that. We'll continue to reduce it. It looks like it will go down another 2 or 3 million next year - I'm sorry, the year that we're in. in terms of center cost, pretty much flat. We opened a bigger center and closed one. And then the cost of goods will become just a pure function of sales. So the net answer to your question is probably a slight reduction in overall expenses [unintelligible] a cost of goods increase which are a function of sales.

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Benny Lorento - Aspira Capital Management

OK. And in terms of break even revenue point, where might that be?

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John Doing - BriteSmile - CFO

I can't give that to you. I think it's going past where our auditors would like it to go so I would refrain from giving it to you but it's a good question.

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Benny Lorento - Aspira Capital Management

OK thank you very much.

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Operator

Thank you. Our next question again comes from Kammy Moalemzadeh. Please state your question.

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Kammy Moalemzadeh - Arcadia Investment Partners

Hi, just a follow-up question on the relationship with Shine. Can you discuss sort of how that's going so far and what impact you expect it to have and I guess your associated center business vis-a-vis both volume and margin as well?

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John Reed - BriteSmile CEO

It's early stages with our distribution agreement with Shine. Certainly they have enhanced our ability to get a BriteSmile brand into more dental offices. As I said earlier in the call, BriteSmile To Go is now being sold in over 4,000 dental offices across the country and Shine has definitely helped us out in that manner. Beyond that we consider them a very strong partner and we certainly hope to continue to work with them in whatever manner works best for both companies.

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Operator

Sir, does that answer your question?

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Kammy Moalemzadeh - Arcadia Investment Partners

Yes. As a follow-up to that, do you expect - I guess before this Shine relationship was put in place, you were in roughly 4,000 associated centers. Do you expect that number to increase significantly?

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John Reed - BriteSmile CEO

I think the answer is we will continue to increase our penetration of BriteSmile To Go in dental offices. Probably by the end of this year, it will be up significantly. Don't forget, we just started in the end of October the distribution of this single product. So we're selling this product not only to our own dental offices but as well to dental offices that do not have a light activated procedure. That's Shine's responsibility. So the answer to your question is, most likely we'll have a nice increase in distribution which will result in sales.

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Kammy Moalemzadeh - Arcadia Investment Partners

Thank you.

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Operator

Thank you. If there are no further questions, I will turn the conference back to John Reed.

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John Reed - BriteSmile CEO

OK, thank you very much, ladies and gentlemen. Nice being with you again, for the last time hopefully. Signing off. Thanks. Bye bye.

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Operator

Ladies and gentlemen, if you wish to access the replay for this call, you may do so by dialing 1-800-428-6051 or 973-709-2089 with an ID number of 339309. This concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.

END



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